Exhibit 99.1

SMURFIT-STONE REPORTS FIRST QUARTER 2011 RESULTS

CREVE COEUR, Mo., and CHICAGO, April 26, 2011 — Smurfit-Stone Container Corporation (NYSE: SSCC) today reported net income of $54 million, or $0.54 per diluted share, for the first  quarter ended March 31, 2011, compared with net income of $49 million, or $0.49 per diluted share, for the fourth quarter of 2010, and a net loss attributable to common stockholders of ($91) million, or ($0.35) per diluted share, for the first quarter of 2010.

Smurfit-Stone’s first quarter 2011 adjusted net income was $43 million, or $0.43 per diluted share, compared to adjusted net income of $62 million, or $0.62 per diluted share, in the fourth quarter of 2010, and an adjusted net loss of ($59) million, or ($0.23) per diluted share, in the first quarter of 2010.  The primary adjustment in the first quarter of 2011 was the exclusion of the cellulosic biofuel production income tax credit recognized in the quarter.  The major adjustments in the first and fourth quarters of 2010 were the exclusion of costs or income related to reorganization and restructuring.  The first quarter of 2010 was also adjusted to exclude the alternative fuel mixture tax credit recognized in that quarter.

Diluted Earnings Per Share Attributable to Common Stockholders

	First	Fourth	First
	Quarter	Quarter	Quarter
	2011	2010	2010
Net Income (Loss) Attributable to Common Stockholders	$0.54	$0.49	$(0.35)

Adjustments	$(0.11)	$0.13	$0.12

Adjusted Net Income (loss)	$0.43	$0.62	$(0.23)

Weighted Average Shares (MM)	101	100	258

The Company reported operating income of $92 million for the first quarter of 2011, compared to operating income of $103 million in the fourth quarter of 2010, and an operating loss of $31 million in the first quarter of 2010.  Adjusted EBITDA for the first quarter of 2011 was $179 million, down from $205 million in the fourth quarter of 2010, and up from $46 million in the first quarter of 2010.  The sequential decline in earnings was the result of the moderate improvement in pricing and lower scheduled maintenance downtime costs being more than offset by cost inflation primarily related to fuels, higher seasonal energy usage, and the impact of benefit cost timing in the quarter.

Net sales for the first quarter of 2011 were $1.58 billion, down slightly from $1.63 billion in the fourth quarter of 2010 and up 8 percent compared with sales of $1.46 billion in the first quarter of 2010.  The sequential decline in sales in first quarter 2011 reflects modestly higher selling prices, more than offset by seasonally lower volumes.

Six CityPlace Drive, Creve Coeur, MO  63141   Phone: 314.656.5300  Web: Smurfit-stone.com

First Quarter Highlights

•                  The Company achieved solid financial results in line with its expectations despite the impacts of cost inflation for freight, energy, and fiber.

•                  Total debt was $1.17 billion at March 31, 2011, representing 1.6x LTM adjusted EBITDA or 1.0x on a net debt basis.

•                  The Company maintained a strong liquidity position of just under $1 billion including $446 million of cash at March 31, 2011.

Outlook

Smurfit-Stone expects sequentially lower earnings in the second quarter as operating efficiencies and seasonal volume improvements will be more than offset by continued cost inflation and higher maintenance downtime costs.

Contacts:	Lisa Esneault (media): (314) 656-5827
Tim Griffith or Scott Dudley (investors): (314) 656-5553
www.smurfit-stone.com

Forward-Looking Statements & Non-GAAP Measures

This press release contains statements relating to future results, which are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those projected as a result of certain risks and uncertainties, including but not limited to changes in general economic conditions, pricing pressures in key product lines, seasonality, changes in input costs including recycled fiber and energy costs, as well as other risks and uncertainties described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010, as amended by the Company’s Annual Report on Form 10-K/A filed on March 29, 2011, as updated from time to time in the Company’s Securities and Exchange Commission filings. In this press release, certain non-U.S. GAAP financial information is presented. A reconciliation of that information to U.S. GAAP financial measures and additional disclosure regarding our use of non-GAAP financial measures are included in the attached schedules.  The Company does not intend to review, revise or update any particular forward-looking statements in light of future events.

About Smurfit-Stone

Smurfit-Stone Container Corporation is one of the industry’s leading integrated containerboard and corrugated packaging producers and one of the world’s largest paper recyclers.  Smurfit-Stone generated revenue of $6.3 billion in 2010, has led the industry in safety every year since 2001, and conducts its business in compliance with the environmental, health, and safety principles of the American Forest & Paper Association.  The company is a member of the Sustainable Forestry Initiative® .

(Financial statements follow)

SMURFIT-STONE CONTAINER CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Successor		Predecessor
	Three Months	Three Months	Three Months
	Ended	Ended	Ended
	March 31,	December 31,	March 31,
	2011	2010	2010
Net sales	$1,581	$1,628	$1,461
Costs and expenses
Cost of goods sold	1,363	1,379	1,356
Selling and administrative expenses	122	129	151
Restructuring (income) expense	4	18	(4)
Gain on disposal of assets		(1)
Other operating income			(11)
Operating income (loss)	92	103	(31)
Other income (expense)
Interest expense, net	(22)	(22)	(13)
Foreign currency exchange losses			(6)
Other, net	(4)		2
Income (loss) before reorganization items and income taxes	66	81	(48)
Reorganization items	(1)	(5)	(41)
Income (loss) before income taxes	65	76	(89)
Provision for income taxes	(11)	(27)
Net income (loss)	54	49	(89)
Preferred stock dividends and accretion			(2)
Net income (loss) attributable to common stockholders	$54	$49	$(91)

Basic earnings per common share
Net income (loss) attributable to common stockholders	$0.54	$0.49	$(0.35)
Weighted average shares outstanding	100	100	258

Diluted earnings per common share
Net income (loss) attributable to common stockholders	$0.54	$0.49	$(0.35)
Weighted average shares outstanding	101	100	258

SMURFIT-STONE CONTAINER CORPORATION

CONSOLIDATED BALANCE SHEETS

	Successor
	March 31,	December 31,
(In millions, except share data)	2011	2010
	(Unaudited)
Assets

Current assets
Cash and cash equivalents	$446	$449
Receivables	825	765
Receivable for alternative energy tax credits	11	11
Inventories	550	496
Refundable income taxes	4	6
Prepaid expenses and other current assets	32	24
Total current assets	1,868	1,751
Net property, plant and equipment	4,334	4,374
Goodwill	102	100
Intangible assets, net	74	75
Other assets	156	159
	$6,534	$6,459
Liabilities and Stockholders’ Equity

Current liabilities
Current maturities of long-term debt	$18	$39
Accounts payable	561	503
Accrued compensation and payroll taxes	147	180
Interest payable	3	3
Other current liabilities	80	86
Total current liabilities	809	811
Long-term debt, less current maturities	1,151	1,155
Pension and postretirement benefits, net of current portion	1,308	1,300
Other long-term liabilities	129	129
Deferred income taxes	465	453
Total liabilities	3,862	3,848

Stockholders’ equity
Preferred stock
Common stock
Additional paid-in capital	2,369	2,366
Retained earnings	168	114
Accumulated other comprehensive income	135	131
Total stockholders’ equity	2,672	2,611
	$6,534	$6,459

SMURFIT-STONE CONTAINER CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Successor	Predecessor
Three months ended March 31, (In millions)	2011	2010
Cash flows from operating activities
Net income (loss)	$54	$(89)
Adjustments to reconcile net income (loss) to net cash provided by operating activities
Depreciation, depletion and amortization	87	85
Amortization of deferred debt issuance costs and original issue discount	3
Deferred income taxes	12	(2)
Pension and postretirement benefits	3	28
Non-cash restructuring income		(3)
Non-cash stock-based compensation	3	1
Non-cash foreign currency exchange losses		6
Non-cash reorganization items		26
Change in restricted cash for utility deposits		2
Change in operating assets and liabilities, net of effects from acquisitions and dispositions
Receivables	(60)	(93)
Receivable for alternative energy tax credits		48
Inventories	(51)	(19)
Prepaid expenses and other current assets	(6)	(3)
Accounts payable and accrued liabilities	18	46
Interest payable		3
Other, net	(6)	14
Net cash provided by operating activities	57	50
Cash flows from investing activities
Expenditures for property, plant and equipment	(35)	(34)
Proceeds from property disposals	1	6
Net cash used for investing activities	(34)	(28)
Cash flows from financing activities
Net repayments of long-term debt	(26)	(1)
Debt issuance costs on exit credit facilities and other financing costs		(9)
Change in restricted cash for collateralizing outstanding letters of credit		(15)
Net cash used for financing activities	(26)	(25)

Effect of exchange rate changes on cash		1
Decrease in cash and cash equivalents	(3)	(2)
Cash and cash equivalents
Beginning of period	449	704
End of period	$446	$702

SMURFIT-STONE CONTAINER CORPORATION

EBITDA, As Defined Below

(In millions)

(Unaudited)

	Successor		Predecessor
	1Q 11	4Q 10	1Q 10

Net sales	$1,581	$1,628	$1,461

Net income (loss)	$54	$49	$(89)
Provision for income taxes (Note 1)	11	27	—
Interest expense, net	22	22	13
Depreciation, depletion and amortization	87	85	85
EBITDA	174	183	9

Reorganization items	1	5	41
Restructuring (income) expense	4	18	(4)
Alternative fuel mixture tax credits	—	—	(11)
Non-cash foreign currency exchange losses	—	—	6
Bankruptcy claims settlement gain	(3)	—	—
Rock-Tenn merger transaction expense	3	—	—
Gain on disposal of assets	—	(1)	—
Other	—	—	5

Adjusted EBITDA	$179	$205	$46

Adjusted EBITDA margin	11.3%	12.6%	3.1%

Other Financial Information:
Net cash provided by operating activities	$57	$50	$50
Capital expenditures	35	67	34
Pension expense	10	14	31
Pension contributions	7	154	2
Cash taxes refunded	1	14	2
Change in working capital	(99)	19	(18)
Containerboard, corrugated containers and reclamation operations segment operating profit	141	174	34

“EBITDA” is defined as net income before provision for income taxes, interest expense, net and depreciation, depletion and amortization. “Adjusted EBITDA” is defined as EBITDA adjusted as indicated above.  EBITDA and Adjusted EBITDA are non-GAAP financial measures.  See disclosure following regarding the use of non-GAAP financial measures.

Note 1: Provision for income taxes for the three months ended March 31, 2011 is net of cellulosic biofuel production income tax credit of $14 million.

SMURFIT-STONE CONTAINER CORPORATION

STATISTICAL INFORMATION

	Successor		Predecessor
	1Q 11	4Q 10	1Q 10

Containerboard System
North American Mill Operating Rates (Containerboard Only)	97.1%	95.4%	100.0%

North American Containerboard Production - M Tons	1,576	1,534	1,585
Sequential Avg. Domestic Linerboard Price Change	-1.4%	-1.5%	6.3%

Pulp Production - M Tons	59	73	62
SBS/SBL Board Production - M Tons	33	28	35
Kraft Paper Production - M Tons	28	27	29

Total Maintenance Downtime Tons - M Tons	23	43	20

Corrugated Containers
North American Shipments - BSF	16.2	16.3	16.4
Per Day North American Shipments - MMSF	252.6	267.9	260.9
Sequential Avg. Corrugated Price Change	1.2%	0.5%	-0.6%

Fiber Reclaimed and Brokered - M Tons	1,501	1,458	1,423

SMURFIT-STONE CONTAINER CORPORATION

ADJUSTED NET INCOME (LOSS) PER DILUTED SHARE

(In Millions, Except Per Share Data)

(Unaudited)

	Successor (Note 1)		Predecessor (Note 1)
	1Q 11	4Q 10	1Q 10

Net income (loss) attributable to common stockholders (GAAP)	$54	$49	$(91)
Reorganization items, net of income taxes	1	3	41
Restructuring (income) expense, net of income taxes	2	11	(4)
Alternative fuel mixture tax credits	—	—	(11)
Non-cash foreign currency exchange losses	—	—	6
Bankruptcy claims settlement gain, net of income taxes	(2)	—	—
Rock-Tenn merger transaction expense, net of income taxes	2	—	—
Gain on disposal of assets, net of income taxes	—	(1)	—
Cellulosic biofuel production income tax credit	(14)	—	—
Adjusted net income (loss) attributable to common stockholders (Note 2)	$43	$62	$(59)

	Successor (Note 1)		Predecessor (Note 1)
	1Q 11	4Q 10	1Q 10

Net income (loss) per diluted share attributable to common stockholders (GAAP)	$0.54	$0.49	$(0.35)
Reorganization items, net of income taxes	0.01	0.03	0.16
Restructuring (income) expense, net of income taxes	0.02	0.11	(0.02)
Alternative fuel mixture tax credits	—	—	(0.04)
Non-cash foreign currency exchange losses	—	—	0.02
Bankruptcy claims settlement gain, net of income taxes	(0.02)	—	—
Rock-Tenn merger transaction expense, net of income taxes	0.02	—	—
Gain on disposal of assets, net of income taxes	—	(0.01)	—
Cellulosic biofuel production income tax credit	(0.14)	—	—
Adjusted net income (loss) per diluted share attributable to common stockholders (Note 2)	$0.43	$0.62	$(0.23)

Note 1:  For the Predecessor Company, adjustments to GAAP net income were not tax effected during the three months ended March 31, 2010 because it was more likely than not that substantially all of the deferred tax assets that were generated during bankruptcy would not be realized.

For the Successor Company periods, we recorded a provision for income taxes related to the statements of operations.  As a result, the Successor period adjustments to net income are presented on a net of tax basis.

Note 2:  Exclusive of reorganization items, restructuring (income) expense, alternative fuel mixture tax credits, non-cash foreign currency exchange losses, bankruptcy claims settlement gain, Rock-Tenn merger transaction expense, gain on disposal of assets and cellulosic biofuel production income tax credit.  Adjusted net income (loss) attributable to common stockholders and adjusted net income (loss) per diluted share attributable to common stockholders are non-GAAP financial measures.  See disclosure following regarding the use of non-GAAP financial measures.

RESULTS OF OPERATIONS

Non-GAAP Financial Measures

In the accompanying analysis of financial information, we use the financial measures “adjusted net income (loss) attributable to common stockholders” (“adjusted net income (loss)”), “adjusted net income (loss) per diluted share attributable to common stockholders” (“adjusted net income (loss) per diluted share”), “EBITDA” and “adjusted EBITDA” which are derived from our consolidated financial information but are not presented in our financial statements prepared in accordance with U.S. generally accepted accounting principles (“GAAP”). These measures are considered “non-GAAP financial measures” under the U.S. Securities and Exchange Commission rules.  Adjusted net income (loss) and adjusted net income (loss) per diluted share are non-GAAP financial measures that exclude from net income (loss) attributable to common stockholders the effects of reorganization items, restructuring (income) expense, alternative fuel mixture tax credits, non-cash foreign currency exchange losses, bankruptcy claims settlement gain, Rock-Tenn merger transaction expense, gain on disposal of assets and cellulosic biofuel production income tax credit.  EBITDA is defined as net income (loss) before provision for income taxes, interest expense, net and depreciation, depletion and amortization.  Adjusted EBITDA is defined as EBITDA adjusted for reorganization items, restructuring (income) expense, alternative fuel mixture tax credits, non-cash foreign currency exchange losses, bankruptcy claims settlement gain, Rock-Tenn merger transaction expense, gain on disposal of assets and other adjustments.

We use these supplemental non-GAAP measures to evaluate performance period over period, to analyze the underlying trends in our business, to assess our performance relative to our competitors and to establish operational goals and forecasts that are used in allocating resources. These non-GAAP measures of operating results are reported to our board of directors and chief executive officer and are used to make strategic and operating decisions and assess performance.  These non-GAAP measures are presented to enhance an understanding of our operating results and are not intended to represent cash flows or results of operations.  We also believe these non-GAAP measures are beneficial to investors, potential investors and other key stakeholders, including analysts and creditors who use these measures in their evaluations of our performance from period to period and against the performance of other companies in our industry.  The use of these non-GAAP financial measures is beneficial to these stakeholders because they exclude certain items that management believes are not indicative of the ongoing operating performance of our business, and including them would distort comparisons to our past operating performance.  Accordingly, we have excluded the adjustments, as detailed below, for the purpose of calculating these non-GAAP measures.

The following is an explanation of each of the adjustments that we have made to arrive at these non-GAAP measures for the three months ended March 31, 2011 and December 31, 2010 of the Successor and the three months ended March 31, 2010 of the Predecessor, as well as the reasons management believes each of these items is not indicative of operating performance:

•                              Reorganization items - These expense items are directly related to the process of our reorganizing under Chapter 11 and the CCAA.  The items include a provision for rejected/settled executory contracts and leases, accounts payable settlement gains and professional fees.  These items are not considered indicative of ongoing operating performance and are not used by us to assess our operating performance.

•                              Restructuring (income) expense - These adjustments primarily represent severance costs and other costs associated with our restructuring activities, net of gains related to the sale of previously closed facilities. These income and expense items are not considered indicative of ongoing operating performance and are not used by us to assess our operating performance.

•                              Alternative fuel mixture tax credits - These amounts represent an excise tax credit for alternative fuel mixtures produced by a taxpayer for sale, or for use as a fuel in a taxpayer’s trade or business, through December 31, 2009, at which time the credit expired.  These items are not considered indicative of ongoing operating performance and are not used by us to assess our operating performance.

•                              Non-cash foreign currency exchange losses — Through June 30, 2010, the functional currency for our Canadian operations was the U.S. dollar.  Fluctuations in Canadian dollar-denominated monetary assets and liabilities resulted in non-cash losses.  We excluded the impact of foreign currency exchange losses because the impact of foreign exchange is highly variable and difficult to predict from period to period and is not tied to our operating performance.  These losses are not considered indicative of ongoing operating performance and are not used by us to assess our operating performance.

•                              Bankruptcy claims settlement gain — These amounts represent the return of reserved funds due to the favorable resolution of bankruptcy claims.  These items are not considered indicative of ongoing operating performance and are not used by us to assess our operating performance.

•                              Rock-Tenn merger transaction expense - These amounts represent charges for legal, consulting and other direct expenses related to the announced merger with Rock-Tenn.  These items are not considered indicative of ongoing operating performance and are not used by us to assess our operating performance.

•                              Gain on disposal of assets - These amounts represent gains we recognized related to the sale of non-strategic assets.  These gains are not considered indicative of ongoing operating performance and are not used by us to assess our operating performance.

•                              Cellulosic biofuel production income tax credit — These amounts represent an income tax credit for registered cellulosic biofuel producers which did not otherwise qualify for the alternative fuel mixture credit. Under current law, this tax credit can be utilized to offset income tax through December 31, 2015.  These items are not considered indicative of ongoing operating performance and are not used by us to assess our operating performance.

•                             Other - These adjustments principally represent amounts accrued under our 2009 long-term incentive plan.  These income and expense items are not considered indicative of ongoing operating performance and are not used by us to assess our operating performance.

Adjusted net income (loss), adjusted net income (loss) per diluted share, EBITDA and adjusted EBITDA have certain material limitations associated with their use as compared to net income (loss).  These limitations are primarily due to the exclusion of certain amounts that are material to our consolidated results of operations, as discussed above.  In addition, these adjusted net income (loss) and EBITDA measures may differ from adjusted net income (loss) and EBITDA calculations of other companies in our industry, limiting their usefulness as comparative measures.  Because of these limitations, adjusted net income (loss), adjusted net income (loss) per diluted share, EBITDA and adjusted EBITDA should be read in conjunction with our consolidated financial statements prepared in accordance with GAAP.  We compensate for these limitations by relying primarily on our GAAP results and using adjusted net income (loss), adjusted net income (loss) per diluted share, EBITDA and adjusted EBITDA only as supplemental measures of our operating performance.  The presentation of this additional information is not meant to be considered in isolation or as a substitute for financial statements prepared in accordance with GAAP.

We believe that providing these non-GAAP measures in addition to the related GAAP measures provides investors greater transparency to the information our management uses for financial and operational decision-making and allows investors to see our results as management sees them. We also believe that providing this information better enables investors to understand our operating performance and to evaluate the methodology used by our management to evaluate and measure our operating performance, and the methodology and financial measures used by our board of directors to assess management’s performance.

The following financial presentation includes a reconciliation of net income (loss) attributable to common stockholders and net income (loss) per diluted share attributable to common stockholders, the most directly comparable GAAP financial measures, to adjusted net income (loss) attributable to common stockholders and adjusted net income (loss) per diluted share attributable to common stockholders, respectively.  The adjustments to GAAP net income (loss) attributable to common stockholders for the Predecessor period for the three months ended March 31, 2010 were not tax effected because it was more likely than not that substantially all of the deferred tax assets that were generated during bankruptcy would not be realized.  For the three months ended March 31, 2011, we recorded a provision for income taxes related to the Successor statement of operations.  As a result, the Successor period adjustments to net income (loss) attributable to common stockholders are presented on a net of tax basis.

A reconciliation of net income (loss) to EBITDA and adjusted EBITDA is also presented.